                                                               EXHIBIT 99(h)(6)

            AMENDMENT TO THE TRANSFER AGENCY AND REGISTRAR AGREEMENT

     This Amendment dated as of June 1, 1998 is made to the Transfer Agency Agreement(s) (the "Agreement(s)") between each of the Funds executing this Amendment and listed on Exhibit 1 of this Amendment attached hereto and incorporated herein (hereinafter individually and collectively referred to as the "Fund") and First Data Investor Services Group, Inc. ("Investor Services Group").

1. Modify Paragraph "(a)" of Section 15 "Term and Termination" by deleting the contents of this paragraph in its entirety and inserting the following new paragraph in its place:

     "(a) Except as otherwise set forth herein, this Agreement shall be effective as of the dates first written above and shall continue until June 1, 2000 (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each, unless the Trust or the Transfer Agent provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety(90) days and not more than one-hundred eighty
     (180) days prior to the expiration of the Initial Term or the then current Renewal Term."

2. Modify Schedule A "Transfer Agent Fees" by deleting this Schedule in its entirety and insert the attached new Schedule A in its place.

3. Modify Schedule B "Out-of-Pocket Expenses" by deleting this Schedule in its entirety and insert the attached new Schedule B in its place.

4.   Modify Exhibit 1 to Schedule C insert the following additional bullet:

     - Identify area responsible for gain/loss purposes due to "as/of" processing and daily reconciliation of processing to identify gains and/or losses which impact the Fund. Any gain or loss will be netted out on a quarterly basis. The Transfer Agent will compensate the Fund for any Losses attributable to Transfer Agent processing errors.

This Amendment contains the entire understanding among the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provisions of the prior agreements and related agreements, this Amendment shall control, but the prior agreements and all related documents shall otherwise remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.



THE MUNDER FUNDS, INC.                               THE MUNDER FUNDS TRUST

----------------------------                         ---------------------------

By:                                                  By:
  --------------------------                           -------------------------

Title:                                               Title:
     ----------------------                               ----------------------


ST. CLAIR FUNDS, INC.                                THE MUNDER FRAMLINGTON
                                                     FUNDS TRUST
---------------------------                          ---------------------------

By:                                                  By:
  -------------------------                            -------------------------

Title:                                               Title:
     ----------------------                               ----------------------

FIRST DATA INVESTOR SERVICES
GROUP, INC.
----------------------------

By:
  --------------------------

Title:
     -----------------------

                                   SCHEDULE A
                              TRANSFER AGENT'S FEES

1. Fund Complex Minimum*       $90,000 per month
2. Asset Based Fees            2.00 Basis Points for assets less than 5 billion
                               1.50 Basis Points for assets 5 billion-9 billion
                               1.00 Basis Points for assets greater than 9 billion

3.  Other Fees:                IRA  accounts  will be charged  $10.00 per global
                               account per annum (excluding Consumer's Energy
                               Group)
                               NSCC Transaction Charge is $.15 per financial transaction
                               Client defined system enhancements will be agreed upon by Transfer Agent and Munder Capital and billed at a rate of $150.00 per hour

* The Fund Complex minimum will apply to all existing and any future funds offered by Munder Capital Management which are serviced by the Transfer Agent. The fees specified herein may be adjusted at any time upon written agreement between the parties. After March 1, 2000 the parties agree to review the fees charged for services under this Agreement.

                                   SCHEDULE B
                             OUT-OF-POCKET EXPENSES

     The Fund shall reimburse the Transfer Agent monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

      -   Microfiche/microfilm production
      -   Magnetic media tapes and freight
      - Printing costs, including certificates, envelopes, checks and stationery
      - Postage (bulk, pre-sort, ZIP+4, barcoding, first class) direct pass through to the Fund
      -   Due diligence mailings
      - Telephone and telecommunication costs, including all lease, maintenance and line costs
      -   Ad hoc reports
      -   Proxy solicitations, mailings and tabulations
      -   Daily & Distribution advice mailings
      -   Shipping, Certified and Overnight mail and insurance
      -   Year-end form production and mailings
      - Terminals, communication lines, printers and other equipment specifically required by the Fund
      -   Duplicating services
      -   Courier services
      -   Incoming and outgoing wire charges
      -   Overtime, as approved by the Fund
      -   Temporary staff, as approved by the Fund
      -   Travel and entertainment, as approved by the Fund
      -   Federal Reserve changes for check clearance
      -   Record retention, retrieval and destruction costs
      -   Third party audit reviews
      -   Insurance
      - Such other miscellaneous expenses reasonably incurred by the Transfer Agent in performing its duties and responsibilities under this Agreement as approved the Fund

     The Company agrees that postage and mailing expenses will be paid on the day of or price to mailing as agreed with the Transfer Agent. In addition, the Company will promptly reimburse the Transfer Agent for any other unscheduled expenses incurred by the Transfer Agent whenever the Company and the Transfer Agent mutually agree that such expenses are not otherwise properly borne by the Transfer Agent as part of its duties and obligations under the Agreement.

                                    EXHIBIT 1
                          LIST OF FUNDS AND PORTFOLIOS

THE MUNDER FUNDS TRUST

Munder Accelerating Growth Fund
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Growth & Income Fund
Munder Index 500 Fund
Munder Intermediate Bond Fund
Munder International Equity Fund
Munder Michigan Triple Tax-Free Bond Fund
Munder Small Company Growth Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Intermediate Bond Fund
Munder Tax-Free Money Market Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund

THE MUNDER FUNDS, INC.

Munder Multi-Season Growth Fund
Munder Money Market Fund
Munder Real Estate Equity Investment Fund
Munder Value Fund
Munder Mid-Cap Growth Fund

ST. CLAIR FUNDS, INC.

Liquidity Plus Money Market Fund
Munder S&P 500 Index Equity Fund
Munder S&P MidCap Index Equity Fund
Munder S&P SmallCap Index Equity Fund
Munder Foreign Equity Fund
Munder Aggregate Bond Index Fund

MUNDER FRAMLINGTON FUNDS TRUST

Munder Framlington Emerging Markets Fund
Munder Framlington Healthcare Fund
Munder Framlington International Growth Fund